Exhibit 10.2

THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ANY SUCH LAW.

                                   YOPCP, LLC

                   SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$250,000                                                           April 2, 2014

     For value received, the undersigned, YOPCP, LLC, a Colorado limited liability company (the "COMPANY") promises to pay to the order of Stevia Corp., a Nevada corporation, or permitted assigns (hereinafter, with any subsequent holder, the "HOLDER") the principal sum of two hundred and fifty thousand dollars ($250,000) (the "PRINCIPAL"), with interest on the unpaid principal from the date hereof at a rate of fifteen percent (15%) simple interest per annum. Interest shall be calculated on the basis of the actual number of days elapsed over a 365-day year, shall commence to accrue on the date hereof and shall continue on the outstanding principal until paid in full in accordance with
Section 4.2 of this Note.

     This Senior Secured Convertible Promissory Note ("NOTE") is issued by the Company in connection with that certain Note Purchase Agreement dated as of even date herewith (the "AGREEMENT"). This Note incorporates by reference all the terms of the Agreement. The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. INTEREST PAYMENTS. All accrued interest hereunder shall be repaid solely via receipt of the Interest Units set forth in Section 4.2.

2. APPLICATION OF PAYMENTS. All payments of principal shall be in lawful money of the United States of America, except as set forth below in connection with conversion or redemption of this Note. All payments on account of the indebtedness evidenced by this Note shall be applied first to any and all costs, expenses and other charges then owed the Holder by the Company and second to the unpaid principal balance hereof. All payments so received after demand or acceleration shall be applied in such manner as the Holder may determine in its sole and absolute discretion.

3. MATURITY DATE. Unless redeemed pursuant to the terms of this Note or unless earlier accelerated by the terms of this Note, the principal amount hereof and all other fees, costs and charges, if any (the "DEBT"), shall be due and payable at the sole discretion of the Holder on the date which is the earlier of (i) twelve (12) months from the original date of issuance of this Note, unless the Holder extends such due date at its sole discretion (the "MATURITY DATE"), provided, however, that the Holder may demand immediate repayment of the Debt at any time after the expiration of the initial twelve (12) month period from the original date of issuance of this Note; or (ii) the date of sale of Units by the Company in a financing after the date hereof (the "COMPANY FINANCING").

4. CONVERSION. The Debt shall be converted as follows:

          4.1 CONVERSION OF DEBT. Upon the closing of the Company Financing and until the expiration of the Maturity Date, Holder shall have the right to convert all or part of the Debt, at its sole discretion, at a conversion price (the "CONVERSION PRICE") equal to the price per unit of the Company's membership units (the "UNITS") in the Company Financing and on the same offered terms, into fully paid and non-assessable common/preferred units of the Company ("CONVERSION UNITS"). The number of Conversion Units to be issued upon each conversion of the Debt shall be determined by dividing that portion of Debt to be converted by the Conversion Price.
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          4.2 ADDITIONAL UNIT ISSUANCE.  In full repayment of any interest which may accrue on the Note, Holder shall have the additional right to receive an amount of Conversion Units equal to the total amount of outstanding Debt immediately prior to such repayment or conversion, as applicable, divided by the Conversion Price (the "INTEREST UNITS").

          4.3 PARTIAL CONVERSION. All rights with respect to such portion of the Debt converted pursuant to Section 4.1 shall terminate upon such conversion. Notwithstanding the foregoing, the Holder agrees to surrender this Note to the Company for cancellation as to that portion of the Note that the Holder elects to convert as soon as possible following such conversion, and the Company shall execute and deliver a new promissory note, upon the same terms and conditions set forth herein, evidencing the right of the Holder to the balance of the principal that was not converted.

          4.4 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER. In the event
(a) of any reorganization of the Company, (b) the Company consolidates with or merges into another entity, or (c) the Company sells all or substantially all of its assets to another entity and then distributes the proceeds to its shareholders (each of such events shall be referred to herein as a "LIQUIDATION EVENT"), then, and in each such case, the Holder, upon the conversion of this Note at any time after the consummation of any Liquidation Event shall be entitled to receive, in lieu of the units or other securities and property receivable upon the conversion of this Note prior to such consummation, the units or other securities or property to which the Holder would have been entitled upon the consummation of such Liquidation Event if the Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing entity in a Liquidation Event (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity's obligations under this Note.

     5. MECHANICS OF CONVERSION. As promptly as practicable after the conversion or repayment in full of this Note, this Note shall be cancelled, and the Company will either (i) issue and deliver to the Holder within seven (7) business days a certificate or certificates (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company) representing the full number of Conversion Units issuable upon such conversion or repayment (and the issuance of such certificate or certificates shall be made without charge to the Holder of the Note for any issuance tax in respect thereof or other cost incurred by Company in connection with such conversion and the related issuance of Conversion Units), or (ii) update the Company's membership unit ledger to reflect the Holder's ownership interest in the Conversion Units following such conversion. Upon the conversion of this Note, the Holder shall also execute any applicable documents associated with the Company Financing (e.g. the operating agreement, purchase agreement, etc.).

     6. DEFAULT. The Company will be in default if any of the following occurs (each an "EVENT OF DEFAULT"): (a) the Company fails to make payment of the principal amount or an interest payment when due and fails to cure the default within ten (10) days of the date of delivery of notice from Holder to the Company of the default; (b) the Company fails in any material respect to comply with or to perform when due any other material term, obligation, covenant, or condition contained in this Note, and fails to cure the default within ten (10) days of the date of delivery of notice from Holder to the Company of the default; (c) the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; and/or (d) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and shall not have been dismissed within sixty (60) days of filing. Upon an Event of Default, Holder may declare the entire unpaid principal and accrued interest amount immediately due and payable, all without further demand, presentment or notice, or grace period, all of which hereby are expressly waived.

     7. CONVERSION PRICE ADJUSTMENT. The following shall apply solely during any periods prior to conversion pursuant to Sections 4.1 and 4.2.

          7.1 ADJUSTMENTS FOR SPLITS AND SUBDIVISIONS. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding

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
Units of the Company or the determination of holders of Units entitled to receive a dividend or other distribution payable in additional Units or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Units without payment of any consideration by such holder for the additional Units (including the additional Units issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of Conversion Units issuable pursuant to this Note shall be increased in proportion to such increase of outstanding Units.

          7.2 ADJUSTMENTS FOR REVERSE UNIT SPLITS. If the number of Units outstanding at any time after the date hereof is decreased by a combination of the outstanding Units, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of Conversion Units issuable pursuant to this Note shall be decreased in proportion to such decrease in outstanding Units.

          7.3 REDEMPTION OF UNITS. Should all of the Company's Units be, or if outstanding would be, at any time prior to full payment of this Note be redeemed, then this Note shall immediately become convertible into that number of Conversion Units equal to the number of Units that would have been received if this Note had been converted in full in accordance with Sections 4.1 and 4.2, and the Units received thereupon had been simultaneously converted immediately prior to such event, and the Conversion Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Conversion Price of the maximum number of Units into which this Note was convertible immediately prior to such redemption, by (y) the number of Conversion Units for which this
Note is convertible immediately after such redemption.

     8. RESERVED.

     9. SECURITY. The obligations of the Company to the Holder pursuant to this Note shall be secured by a lien on all assets of the Company, which lien shall be evidenced by the Security Agreement, dated as of the date hereof, by and between the Company and the Holder.

     10. MISCELLANEOUS.

          9.1 RESTRICTIONS ON TRANSFER. This Note may only be transferred in compliance with applicable state and federal securities laws. All rights and obligations of the Company and the Holder will be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

          9.2 ASSIGNMENT. Holder may transfer or assign all or any part of this Note and/or all or any portion of the Conversion Units.

          9.3 AMENDMENT OR WAIVER. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

          9.4 SEVERABILITY. In the event any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in whole or in part or in any respect, or in the event any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note. In such instance, this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

          9.5 GOVERNING LAW. This Note and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflict of laws provisions of the State of Colorado or of any other state.


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
     IN WITNESS WHEREOF, the Company has caused this Senior Secured Convertible Promissory Note to be signed in its name as of the date first above written.

                                   YOPCP, LLC

                                  By:
                                      ------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

AGREED AND ACCEPTED:

STEVIA CORP.

By:
    -------------------------------------------
Name:
     ------------------------------------------
Title:
      -----------------------------------------







         [SIGNATURE PAGE TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE]

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